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                                                                    EXHIBIT 99.7

                             [BANK OF AMERICA LOGO]

                                                         Bank of America
                                                         475 CrossPoint Parkway
                                                         PO Box 9000
                                                        Getzville. NY 14068-9000

                                                                  SEQUOIA 2003-8

    BANK OF AMERICA, N.A. OFFICER'S CERTIFICATE PURSUANT TO SECTION 11.20 OF THE AGREEMENT LISTED ON EXHIBIT A HERETO

            I, H. Randall Chestnut, Senior Vice President of Bank of America, N.A. (the "Servicer"), hereby certify pursuant to Section 11.20 of the Pooling and servicing Agreements listed on Exhibit A hereto (collectively, the "Agreements") that: (a) a review of the activities of the Servicer during calendar year 2004 and of the performance of the Servicer under the Agreements has been made under my supervision, and (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all it's obligations under the Agreements throughout calendar year 2004.

Dated March 15, 2005

                                             Bank of America, N.A.
                                                 as Servicer

                                             By: /s/ H. Randall Chestnut
                                                 -----------------------------
                                             Name: H. Randall Chestnut
                                             Title: Senior Vice President

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                                    EXHIBIT A

                               1. Sequoia 2003-8